EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated March 3, 2014, except for the effects of the revision discussed in Note 26 to the consolidated financial statements, as to which the date is March 16, 2015 relating to the financial statements, which appears in Molycorp, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2014.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 27, 2015